Exhibit 3.19

ARTICLES OF AMENDMENT

OF SPECTRABRACE, LTD.

Pursuant to the provisions of Chapter 271B of the Kentucky Revised Statutes, the undersigned corporation hereby amends its Articles of Incorporation, and for that purpose, submits the following statement:

1.                                       The name of the corporation is SpectraBrace, Ltd.

2.                                       On February 28, 2007, the corporation adopted the following amendment of its Articles of Incorporation:

ARTICLE I

Name

The name of the corporation is EmpiCare, Inc.

3.                                       The amendment was adopted by the written consent of the sole shareholder of the corporation.

4.                                       The effective date of the amendment will be March 1, 2007.

Date  February 28, 2007

SpectraBrace, Ltd.

By	/s/ Harry L. Zimmerman
Harry L. Zimmerman,
Executive Vice President – General Counsel

ARTICLES OF INCORPORATION OF IDF, INC.

The undersigned incorporator, Irvin D. Foley, executes these articles of incorporation for the purpose of forming and does hereby form a corporation under the laws of the Commonwealth of Kentucky in accordance with the following provisions:

ARTICLE I
Name

The name of the corporation is IDF, Inc

ARTICLE Il
Registered Office and Resident Agent

The street address of the initial registered office of the corporation in the Commonwealth of Kentucky is First Trust Centre, 200 South 5th Street, Suite 300 South, Louisville, Kentucky 40202.

The initial registered agent at the same address is Irvin D. Foley.

ARTICLE III
Principal Office

The mailing address of the principal office of the corporation is 11846 Commonwealth Drive, Louisville, Kentucky 40299.

ARTICLE IV
Capital Stock

The total number of shares which may be issued by the corporation is Two Thousand Five Hundred (2,500) Shares, which shall be common stock, without par value.

ARTICLE V
Board of Directors

The business and affairs of the corporation are to be conducted by a board of directors of not less than one (1) nor more than nine (9) members, the number to be set in the manner provided in the bylaws, provided, the initial board of directors of the corporation shall consist of four (4) persons who shall serve until the first annual meeting of shareholders and until their successors are elected and qualified, and provided further, that at no time shall the number of directors be less than one (l) nor more than nine (9) without amendment to this article.

ARTICLE VI
By-Laws

The initial By-Laws shall be adopted by the incorporator. The Board of Directors may alter, amend or rescind the By-Laws, subject to the rights of the Shareholders to repeal or modify such actions.

ARTICLE VII
Incorporator

The name and address of the incorporator is Irvin D. Foley, First Trust Centre, Suite 300 South, Louisville, Kentucky 40202.

Executed by the incorporator this 21 day of March, 1997.

/s/ Irvin D. Foley
Irvin D. Foley, Incorporator

THIS INSTRUMENT PREPARED BY:

David W. Gray
First Trust Centre
200 South Fifth Street, Suite 300
Louisville, Kentucky 40202

ARTICLES OF MERGER OF
SPECTRABRACE, LLC
INTO
IDF, INC.

Pursuant to KRS 271B.11-080 the following Articles of Merger signed April 29, 1997, but to be effective May 1, 1997, are adopted and made by IDF, Inc., a Kentucky corporation having its registered office at First Trust Centre, 200 South Fifth Street, Louisville, Kentucky 40202, and SpectraBrace, LLC, a Kentucky limited liability company having its registered office at First Trust Centre, 200 South Fifth Street, Louisville, Kentucky 40202:

(A)                              The Plan of Merger attached hereto as Exhibit “A” and incorporated Martin by reference was approved by the members of SpectraBrace, LLC, and the shareholders of IDF, Inc in the manner prescribed by the Kentucky Business Corporation Act.

(B)                                The name of the surviving business entity is IDF, Inc (which will be changed to “SpectraBrace, Ltd” effective with the merger)

(C)                                As to SpectraBrace, LLC, the number of membership units in the company and the number of votes entitled to be cast on such plan are as follows:

Number of Membership	Number of Votes
Units Outstanding	Entitled to be Cast

100,000	100,000

(D)                               As to SpectraBrace, LLC, the total number of votes cast for and against such plan by each member entitled to vote separately thereon are as follows:

Cast For	Cast Against

100,000	–0–

(F)                                 As to IDF, Inc., the number of shares of common stock outstanding (the only authorized class of stock), and the number of votes entitled to be cast on such plan are as follows:

Number of Membership	Number of Votes
Units Outstanding	Entitled to be Cast

10	10

(G)                                As to IDF, Inc. the total number of votes cast for and against such plan are as follows:

Cast For	Cast Against

10	–0–

(H)                               The number of votes cast for the plan by each voting group of each constituent entity was sufficient for approval by that voting group.

Witness the signature of SpectraBrace, LLC by Thomas A. Edwards duly authorized by all members of SpectraBrace, LLC pursuant to its Operating Agreement, and of IDF, Inc by its duly authorized Vice-President, Thomas A. Edwards this 29th day of April, 1997.

SPECTRABRACE, LLC		IDF, INC.

By:	/s/ Thomas A. Edwards	By:	/s/ Thomas A. Edwards
Thomas A Edwards, authorized member		Thomas A Edwards. Vice-President

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This instrument prepared by:

/s/ David W. Gray
David W Gray
ROTH FOLEY BRYANT & COOPER
First Trust Centre
200 South Fifth Street
Louisville, Kentucky 40202
(502) 569-7550

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PLAN OF MERGER OF
SPECTRABRACE, LLC
WITH AND INTO
IDF, INC.

THIS PLAN OF MERGER (“Plan of Merger”) dated as of April 29, 1997, adopted and made by and between IDF, Inc.., a Kentucky corporation having its registered office at First Trust Centre, 200 South Fifth Street, Suite 300 South, Louisville, Kentucky 40202 (“Acquiring Corporation”), and SpectraBrace, LLC, a Kentucky limited liability company, having its registered office at First Trust Centre, 200 South Fifth Street, Suite 300 South, Louisville. Kentucky 40202 (“Acquired Company”):

WITNESSETH;

WHEREAS, Acquiring Corporation is a corporation organized and existing under the laws of the Commonwealth of Kentucky, the authorized capital stock of which consists of two-thousand five-hundred (2,500) shares of common stock, of which at the date hereof ten (10) shares are issued and outstanding; and

WHEREAS, Acquired Company is a limited liability company organized and existing under the laws of the Commonwealth of Kentucky and at the date hereof 100,000 membership units exist: and

WHEREAS, the board of directors of IDF, Inc, Acquiring Corporation, and the members of SpectraBrace LLC, Acquired Company, deem the merger of Acquired Company with and into Acquiring Corporation, under and pursuant to the terms and conditions herein set forth, desirable and in the best interest of the respective business entities and their respective shareholders, and members, and the board of directors of Acquiring Corporation and the members of Acquired Company have adopted resolutions approving this plan of merger and directed that this plan of merger be submitted to the shareholders of the Acquiring Corporation and to the members of the Acquired Company;

NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereby agree as follows:

ARTICLE I

Merger

Subject to the teams and conditions of this plan of merger, on the effective date (as defined in Article VII) Acquired Company shall be merged with and into Acquiring Corporation pursuant to the provisions of, and with the effect provided in the Kentucky Business Corporation Act (said transaction being hereinafter referred to as the “merger”). On the effective date, the separate existence of Acquired Company shall cease and Acquiring Corporation, as the surviving entity, shall continue unaffected and unimpaired by the merger (Acquiring Corporation as existing on an after the effective date being hereinafter sometimes referred to as the “Surviving Corporation”), except that the name of Surviving Corporation shall effective with the merger be changed to “SpectraBrace, Ltd.”

ARTICLE II

Articles of Incorporation and Bylaws

The articles of incorporation and the bylaws of Acquiring Corporation in effect immediately prior to the effective date shall be the articles of incorporation and the bylaws of the Surviving Corporation, in each case until amended in accordance with applicable law, except that Article I of Acquiring Corporation’s articles of incorporation shall be amended to read in its entirety as follows:

“The name of the corporation is SpectraBrace, Ltd.”

ARTICLE III

Board of Directors

On the effective date, the Board of Directors of the Surviving Corporation shall consist of those persons serving as members of Acquired Company immediately prior to the effective date.

ARTICLE IV

Capital

The shares of capital stock of Acquiring Corporation issued and outstanding immediately prior to the effective date shall, on the effective date, continue to be issued and outstanding.

ARTICLE V

Conversion and Exchange of Shams: Fractional Share Interests

(a) On the effective date each membership unit of the Acquired Company outstanding immediately prior to the effective daze shall by virtue of the merger be converted into 0.0099 shares of the Acquiring Corporation’s common stock.

(b)                                 On and after the effective date, each owner of membership units in the Acquired Company shall be entitled on the effective date to receive in exchange therefor certificates representing the number of shares of Acquiring Corporation’s common stock to which such owner is entitled as provided in paragraph (a) of this Article V.

ARTICLE VI

Limited Liability Retained

The Surviving Corporation shall retain limited liability.

ARTICLE VII

Effective Date of Merger

Articles of Merger evidencing the transactions contemplated herein shall be delivered to the Kentucky Secretary of Stare for filing. The merger shall be effective at 12:01 a.m. on May 1, 1997 or at such later time and date as the Articles of Merger shall be filed with the Kentucky Secretary of State (such date and time being herein referred to as the “Effective Date”).

ARTICLE VIII

Further Assurance

If at any time the Surviving Corporation shall consider or be advised that any further assignments, conveyances, or assurances are necessary or desirable to vest, perfect, or confirm in the Surviving Corporation title to any property or rights of Acquired Company, or otherwise carry out the provisions hereto, the proper members of Acquired Company as of the Effective Date and thereafter the officers of the Surviving Corporation acting on behalf of Acquired Company, shall execute and deliver any and all proper assignments, conveyances, and assurances and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in Surviving Corporation and otherwise carry out the provisions thereof.

ARTICLE IX

Cessation of Existence of SpectraBrace, LLC

Upon the Effective Date of the merger, the assets and liabilities of both SpectraBrace, LLC and IDF, Inc. immediately before merger shall become those of Surviving Corporation and the separate existence of Acquired Company shall cease.

ARTICLE X

Miscellaneous

(a) This plan of merger may be amended or supplemented at any time by mutual agreement of Acquired Company and Acquiring Corporation. Any such amendment or supplement must be in writing and approved by their respective members and board of directors.

(b) The headings of several articles herein are inserted for convenience of reference only and are not intended to be a part of or to effect the meaning or interpretation of this plan of merger.

(c) This plan of merger shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky applicable to agreements made and entirely to be performed in such jurisdiction.